Exhibit 1.1

BingEx Limited [●] American Depositary Shares

Representing [●] Class A Ordinary Shares

(par value US$0.0001 per share)

UNDERWRITING AGREEMENT

[●], 2024

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

United States

China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Centre

1 Harbour View Street

Central, Hong Kong

CLSA Limited

18/F, One Pacific Place

88 Queensway

Hong Kong

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

BingEx Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] American depositary shares (the “American Depositary Shares”), each American Depositary Share representing [●] Class A ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), of the Company, and, at the election of the Representatives on behalf of the Underwriters, up to [●] additional American Depositary Shares of the Company. The aggregate of [●] American Depositary Shares to be issued and sold by the Company are herein called the “Firm ADSs” and the aggregate of [●] additional American Depositary Shares to be issued and sold by the Company are herein called the “Optional ADSs.” The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “ADSs.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated on or about [●], 2024, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary evidencing the ADSs. The ADSs will represent the right to receive the Ordinary Shares deposited pursuant to the Deposit Agreement.

For the purposes of this Agreement, “CAC” means the Cyberspace Administration of China; “CSRC” means the China Securities Regulatory Commission; “CSRC Archive Rules” means the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (关于加强境内企业境外发行证券和上市相关保密和档案管理工作的规定) issued by the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection of the PRC, and National Archives Administration of the PRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time; “CSRC Filing Rules” means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境内企业境外发行证券和上市管理试行办法) and supporting guidelines issued by the CSRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time; “CSRC Filing Report” means the filing report of the Company in relation to the offering, including any amendments, supplements and/or modifications thereof, submitted to the CSRC on November 28, 2023 pursuant to Article 13 of the CSRC Filing Rules; “CSRC Filings” means any letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the offering pursuant to the CSRC Filing Rules and other applicable rules and requirements of the CSRC (including, without limitation, the CSRC Filing Report); “CSRC Rules” means the CSRC Filing Rules and the CSRC Archive Rules; “Revised Cybersecurity Review Measures” means the Cybersecurity Review Measures, effective from February 15, 2022, promulgated by the CAC, together with certain other PRC governmental authorities (《网络安全审查办法》).

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form F-1 (File No. 333-282091) (the “Initial Registration Statement”) in respect of the ADSs has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; a registration statement on Form F-6 (File No. 333-282094) relating to the ADSs has been filed with the Commission and such registration statement has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (File No. [●]) (the “Form 8-A Registration Statement”) to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, the ADS Registration Statement, the Form 8-A Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the ADSs has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the ADSs is hereinafter called an “Issuer Free Writing Prospectus”). The Company has complied with each request, if any, from the Commission for additional information. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Ordinary Shares, will not distribute any offering material in connection with the offering and sale of the Ordinary Shares other than the preliminary prospectus filed as part of the Registration Statement as originally confidentially submitted or as part of any amendment thereto, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented, as set forth on Schedule II hereto;

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof);

(c) For the purposes of this Agreement, the “Applicable Time” is [●]: [●] [am/pm] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4 hereof) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), if any, when considered together with the Pricing Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus (if any) and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4 hereof), will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof); any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply with the requirements of the Act and the applicable rules and regulations of the Commission thereunder;

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement, and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any post-effective amendment thereto, as of the applicable filing date as to the Pricing Prospectus and the Prospectus and any amendment or supplement thereto, as of the date of this Agreement and as of each Time of Delivery (as defined in Section 4 hereof), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof); the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(e) The Company has complied with all requirements and timely submitted all requisite filings in connection with the offering of the ADSs (including, without limitation, the CSRC Filing Report) with the CSRC pursuant to the CSRC Filing Rules and all applicable Laws, and the Company has not received any notice of rejection, withdrawal or revocation from the CSRC in connection with such CSRC Filings. Each of the CSRC Filings made by or on behalf of the Company is in compliance with the disclosure requirements pursuant to the CSRC Filing Rules;

(f) Each of the CSRC Filings is and remains complete, true and accurate and not misleading in any respect, and does not and will not omit any information which would make the statements made therein, in light of the circumstances under which they were made, misleading in any respect. The Company has made the underwriters aware of all undertakings it has provided to the CSRC;

(g) The Company’s subsidiaries, its consolidated variable interest entity (the “VIE”) and their respective subsidiaries shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” Neither the Company nor any of its Controlled Entities has, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Controlled Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Controlled Entities taken as a whole; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been (x) any change in the issued shares (other than as a result of (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement, the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Registration Statement, the Pricing Prospectus and the Prospectus), short-term debt or long-term debt of the Company or any of its Controlled Entities or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Controlled Entities, taken as a whole, except as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus or (ii) the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in this Agreement;

(h) The Company and its Controlled Entities have good and marketable title (or, in the case of a real property located in the PRC, valid land use rights and real property ownership certificates with respect to such real property) to all real property and personal property owned by them which are in each case material to the business of the Company and the Subsidiaries taken as a whole, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Controlled Entities; and any real property and buildings held under lease by the Company and its Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Controlled Entities;

(i) Each of the Company and its Controlled Entities has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, Pricing Prospectus and the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is, in all material respects, in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification. The currently effective memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in in full force and effect, and the tenth amended and restated memorandum and articles of association of the Company adopted by special resolution passed on May 10, 2021 and reaffirmed by special resolution passed on May 31, 2023, effective immediately prior to the completion of the offering of the ADSs, filed as Exhibit 3.2 to the Registration Statement, or other constitutional or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and, immediately prior to the completion of the offering of the ADSs, will be in full force and effect;

(j) The Company has an authorized share capital as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and all of the issued shares of the Company, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to their description contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of each Controlled Entity of the Company have been duly and validly authorized and issued, are fully paid in accordance with its articles of association and applicable laws and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Controlled Entities was issued in violation of preemptive or similar rights of any security holder of such Controlled Entity. All of the currently effective constitutive or organizational documents of each of its Controlled Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect;

(k) The Ordinary Shares to be issued and sold by the Company have been duly and validly authorized and, when issued, registered in the Company’s register of members, deposited as provided in the Deposit Agreement and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to their description contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Ordinary Shares is not in violation of any preemptive or similar rights;

(l) No holder of any ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such ADSs; and, except as set forth in the Pricing Prospectus and Prospectus, there are no limitations on the rights of holders of the ADSs to hold or transfer their securities;

(m) The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon the due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing the ADSs are registered will be entitled to the rights of registered holders of such ADRs evidencing the ADSs specified therein and in the Deposit Agreement;

(n) Neither the Company nor any of its Controlled Entities has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the ADSs;

(o) There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Controlled Entities or any of their respective officers, directors, shareholders, sponsors, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”);

(p) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period as defined herein;

(q) The issue of the Ordinary Shares to be sold by the Company, the deposit of the Ordinary Shares with the Depositary, the issue and sale of the ADSs, the execution and delivery of this Agreement and the compliance by the Company with this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated in this Agreement, the Deposit Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any of the property or assets of the Company or any of its Controlled Entities is subject, except, in the case of this clause (A) for such defaults, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its Controlled Entities, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Controlled Entities or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Ordinary Shares to be sold by the Company, the deposit of the Ordinary Shares with the Depositary, the issue and sale of the ADSs, the performance by the Company of its obligations under this Agreement and the Deposit Agreement, or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except such as have been obtained under the Act, the approval by the FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters;

(r) The ADSs have been approved for listing on the Nasdaq Stock Market (the “Exchange”), subject to official notice of issuance;

(s) The Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

(t) There are no affiliations or associations between (A) any member of FINRA and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission;

(u) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus and except for any net income, capital gains or franchise taxes imposed on the Underwriters by the People’s Republic of China (the “PRC”), Hong Kong, and the Cayman Islands as a result of any present or former connection (other than any connection solely resulting from the transactions contemplated by this Agreement and the Deposit Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp, transaction, registration, or other issuance, capital, value-added, documentary or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the PRC, Hong Kong, the Cayman Islands or any political subdivision or taxing authority thereof or therein or in connection with (A) the issuance of the Ordinary Shares and their deposit with the Depositary; (B) the issuance of the ADSs by the Depositary; (C) the sale and delivery of the ADSs by the Company to the Underwriters; (D) the sale and delivery of the ADSs by the Underwriters as part of the Underwriters’ distribution of the ADSs as contemplated hereunder; and (E) so long as this Agreement and the Deposit Agreement are not executed within the PRC, the execution, delivery, performance, enforcement and admission in court proceedings of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby and thereby, save that this Agreement and the Deposit Agreement may be subject to Cayman Islands stamp duty if they are executed in or brought into the Cayman Islands;

(v) VIE Agreements and Corporate Structure:

(A) The description of the corporate structure of the Company and the agreements under the caption “Corporate History and Structure” in the Registration Statement, the Pricing Prospectus and the Prospectus by and among the Company’s subsidiaries, the VIE, and the shareholders of such VIE, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”), is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading, and there is no other material agreement, contract or document relating to the corporate structure of the Company and the Controlled Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(B) Each party to any VIE Agreement has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its obligations under such agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered each such agreement. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, each VIE Agreement constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms; no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable laws and regulations of the PRC except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, and neither the corporate structure nor the VIE Agreements violates, breaches, contravenes or otherwise conflicts with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the subsidiaries and the VIE or the shareholders of the VIE in any jurisdiction challenging the validity of any of the VIE Agreements, and no such proceeding, inquiry or investigation is threatened in any jurisdiction to the Company’s knowledge;

(C) The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or, constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Controlled Entities pursuant to (i) the constitutional or organizational documents of the Company or any of the Controlled Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties of the Company or any of the Controlled Entities is subject, except, in the case of the foregoing clause (iii), for such breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the Company’s knowledge, no such termination or non-renewal has been threatened by any of the parties thereto; and

(D) the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIE;

(w) Neither the Company nor any of its Controlled Entities is (i) in breach or violation of any laws, statutes, regulations, rules, judgments, orders, decrees or writs of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, any of the Controlled Entities or any of their respective properties, assets or operations, (ii) in breach or violation of its respective certificate of incorporation, constitutional documents or by-laws (or other applicable constitutive or organizational documents), or (iii) in default in the performance or observance of (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the properties or assets of the Company or any of its Controlled Entities is subject, except, in the case of the foregoing clauses (i) and (iii), for such breaches, violations or defaults would not, individually or in the aggregate, have Material Adverse Effect;

(x) The statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management”, “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale”, “Taxation” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(y) The Company and each of its Controlled Entities possess and are in material compliance with the terms of all permits, licenses, approvals, consents, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary or material under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company and each of its Controlled Entities have made all filings and reports to own their respective properties and filings with, the appropriate national, federal, state, local or foreign Governmental Entities, for the Company and each of its Controlled Entities that are necessary and material to conduct their respective businesses in the manner and for the offering of the ADSs and the listing of the ADSs on the Exchange. All of the Permits are valid and in full force and effect except where any invalidity, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect, and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the Pricing Prospectus and the Prospectus. Neither the Company nor any of its Controlled Entities (i) has received notice of any proceedings related to the revocation or modification of any such Permits, (ii) has any reason to believe that any such Permit will not be renewed in the ordinary course, except in the case of (i) and (ii) above, where such failure to possess, file or renew would not have a Material Adverse Effect;

(z) The Company and each of its Controlled Entities (i) own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, service marks, copyrights, domain names, software, systems, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, the “Intellectual Property Rights”) necessary or material for the conduct of their respective businesses, (ii) do not, through the conduct of their respective businesses, infringe, violate or conflict with any such right of others, and (iii) have not received any written notice of any claim of infringement, violation or conflict with, any such intellectual property rights of others, except for such as would not, individually or in aggregate, have a Material Adverse Effect. Furthermore, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of the Controlled Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company or any Controlled Entity in violation of the rights of any persons, except in each of (i) to (vi) when such event would not, individually or in the aggregate, have a Material Adverse Effect;

(aa) The Company and its Controlled Entities own or have a valid right to access and use all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases to conduct their respective business (collectively, the “IT Systems”). The Company and its Controlled Entities’ IT Systems (i) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Controlled Entities as currently conducted, (ii) have not materially malfunctioned or failed, or been interrupted or damaged; the Company and its Controlled Entities have used commercially reasonable efforts to implemented reasonable backup and disaster recovery technology consistent with applicable regulatory standards and customary industry practices, and (iii) are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, back doors, drop dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt use of, permit unauthorized access to or disable, damage or erase the IT Systems and data;

(bb) (A) The Company and its Controlled Entities have complied and are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and data, confidentiality and archive administration (including all personal, personally identifiable, sensitive, confidential or regulated data, or any such data that may constitute trade secrets and working secrets of any governmental authority or any other data that would otherwise be detrimental to national security or public interest pursuant to the applicable laws used in connection with their businesses and/or the offering of the ADSs) (“Data Protection Laws”, and such data, “Data”) and to the protection of such IT Systems and Data from loss and against unauthorized use, access, misappropriation, modification, disclosure or other misuse; (B) neither the Company nor any of its Controlled Entities is subject to any sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review by the CAC, the CSRC, or any other relevant governmental authority; (C) neither the Company nor any of its Controlled Entities has received any investigation, inquiry, notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant cybersecurity, data privacy, confidentiality or archive administration governmental authority alleging any breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (D) neither the Company nor any of its Controlled Entities has received any claim for compensation from any person in respect of its business under the applicable Data Protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or any of its Controlled Entities in respect of the rectification or erasure of data; (E) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration governmental authority (or any of its officers, employees or agents) to enter any of the premises of the Company or any of its Controlled Entities for the purposes of, inter alia, searching them or seizing any documents or other materials found there; (F) neither the Company nor its Controlled Entities has received any communication, enquiry, notification of, warning or complaint regarding any Data Protection Laws (including, without limitation, the CSRC Archive Rules) or from the CAC; (G) neither the Company nor its Controlled Entities is aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Protection Laws; (H) the Company is not aware of any pending or threatened investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC, or any other relevant governmental authority on the Company or any of its Controlled Entities or any of their respective directors, officers and employees; (I) the Company and its Controlled Entities have adequate and effective controls, policies and systems consistent with applicable regulatory standards and customary industry practices (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data used, gathered or accessed in connection with their businesses and/or the offering of the ADSs, and there have been no breaches, violations, outages, leakages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; (J) neither the Company nor any of its Controlled Entities is, or is expected to be classified as a “critical information infrastructure operator” under the Revised Cybersecurity Review Measure; (K) neither the Company nor any of its Controlled Entities has received any objection to the offering of the ADSs or the transactions contemplated under this Agreement from the CSRC, the CAC or any governmental authority, except as would not, in each case under clauses (A), (C), (D), (F), (G), (H) and (I) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(cc) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(dd) Each of the Company and its Controlled Entities that were incorporated outside of the PRC has complied with, and has taken, or is in the process of taking, all reasonable steps to ensure compliance by each of its shareholders, directors, officers, option holders and employees, that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals (if applicable), such as the Company, (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, director, officer, option holder and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;

(ee) The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement, and each such directors have confirmed that he or she understands such legal advice. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the issuance and the sale of the Ordinary Shares and the ADSs, the listing and trading of the ADSs on the Exchange and the consummation of the transaction contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the First Time of Delivery or a Second Time of Delivery, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC regarding the PRC Mergers and Acquisitions Rules;

(ff) The Company and its Controlled Entities are in material compliance with any and all applicable national, provincial, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”). The Company and its Controlled Entities have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in material compliance with all terms and conditions of any such permit, license or approval;

(gg) There are no material costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(hh) The Company and its Controlled Entities, taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and as required by law; neither the Company nor any of its Controlled Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Controlled Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a reasonable cost from similar insurers as may be necessary to continue its business;

(ii) Each of the Company and its Controlled Entities has timely filed all required tax returns, reports and filings that have been due and for which no extensions have been granted, or have been granted extensions thereof, except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect. Such returns, reports or filings are not the subject of any disputes with revenue or other authorities other than disputes which, if determined adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and its Controlled Entities has timely paid all taxes (including any assessments, fines or penalties) required to be paid by it, (ii) no tax deficiency has been asserted against the Company or any of its Controlled Entities, and (iii) none of the Company or any Controlled Entity has any knowledge of any tax deficiency which might be assessed against it;

(jj) No material labor dispute, work stoppage, or other material conflict with the employees of the Company or any Controlled Entity exists or, to the Company’s knowledge is imminent; and, to the Company’s knowledge, there is no existing, threatened or imminent material labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors. The Company and its Controlled Entities are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no material governmental investigation or proceedings with respect to labor law compliance exists, or to the knowledge of the Company, is imminent;

(kk) Neither the Company nor any of its Controlled Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and which is not so described;

(ll) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no material relationships or material transactions, direct or indirect, exist between any of the Company or its Controlled Entities on the one hand and their respective shareholders, sponsors, affiliates, officers and directors or any affiliates or family members of such persons on the other hand;

(mm) With respect to the stock options (the “Stock Options”) granted pursuant to the Share Incentive Plan (as defined below), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), if any, so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Share Incentive Plan, the Exchange Act and all other applicable laws and regulatory rules or requirements, and (iv) each such grant was properly accounted for in accordance with GAAP (as defined below) in the financial statements (including the related notes) of the Company;

(nn) Neither the Company nor any of its Controlled Entities has sent or received any written communication regarding termination of, or intent not to renew, any of the contracts or agreements specifically referred to or described in the Registration Statement, the Pricing Prospectus and the Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its Controlled Entities or, to the Company’s knowledge, any other party to any such contract or agreement;

(oo) Other than as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, suits arbitrations, inquiries or proceedings (collectively, the “Actions”) pending to which the Company or any of its Controlled Entities or any officer or director of the Company is a party or of which any property or assets of the Company or any of its Controlled Entities or any officer or director of the Company is the subject which, if determined adversely to the Company or any of its Controlled Entities (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; and there are no current or, to the Company’s knowledge, pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein;

(pp) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the applicable rules and regulations of the Commission thereunder;

(qq) Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Ordinary Shares thereof may be paid by the Company to the Depositary and then passed on by the Depositary to the holders of the ADSs in United States dollars and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein;

(rr) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its Controlled Entities is currently prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its share capital, from making or repaying any loans or advances to the Company or any other Controlled Entities or from transferring any of its property or assets to the Company or any other Controlled Entity. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, all dividends and other distributions declared and payable may be converted into foreign currency and freely transferred out of such entity’s jurisdiction of incorporation and may be paid in United States dollars, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of such entity’s jurisdiction of incorporation and are otherwise free and clear of any other tax, withholding or deduction in such entity’s jurisdiction of incorporation, and without the necessity of obtaining any governmental authorization in such entity’s jurisdiction of incorporation;

(ss) There are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(tt) The application of the net proceeds from the offering of the ADSs, as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any Controlled Entity, (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any Controlled Entity or (iii) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any Controlled Entity;

(uu) The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(vv) The Company was not a passive foreign investment company (“PFIC”) as defined in Section 1297 of the Code, for its most recently completed taxable year and, based upon the current and anticipated value of the Company’s assets and the composition of its income and assets, including goodwill (taking into account the expected proceeds from, and the Company’s anticipated market cap following, the offering) and other unbooked intangibles, the Company does not presently expect to be a PFIC for the current taxable year or in the foreseeable future;

(ww) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xx) KPMG Huazhen LLP, who have certified certain financial statements of the Company and its Controlled Entities, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(yy) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company, the Controlled Entities and the board of directors of the Company are in material compliance with the provisions of the Sarbanes-Oxley Act of 2022, as amended (the “Sarbanes-Oxley Act”), and all Exchange rules that are applicable to them as of the date of this Agreement;

(zz) Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(aaa) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Controlled Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities;

(bbb) Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company and is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder;

(ccc) Neither the Company nor any of its Controlled Entities, nor any director, officer or employee of the Company or any of its Controlled Entities nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Controlled Entities has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and its Controlled Entities have conducted their businesses in compliance with Anti-Corruption Laws, and the Company and its Controlled Entities have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with Anti-Corruption Laws and with the representations and warranties contained herein; neither the Company nor any of its Controlled Entities will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(ddd) The operations of the Company and its Controlled Entities are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its Controlled Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Controlled Entities with respect to the Money Laundering Laws is pending or threatened;

(eee) None of the Company or any of its Controlled Entities, nor any director or officer of the Company or, to the Company’s knowledge, agent, employee, affiliate or representative of the Company or any of its Controlled Entities is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (each, a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the offering of the Ordinary Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its Controlled Entities is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdictions; the Company and its Controlled Entities have instituted, maintained and adhered to policies and procedures designed to promote and achieve continued compliance with Sanctions;

(fff) [reserved]

(ggg) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, comply in all material respects with the applicable accounting requirements of the Securities Act and present fairly the financial position of the Company and its Controlled Entities at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its Controlled Entities for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. No historical or pro forma financial statements or supporting schedules that are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder have not been so disclosed. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(hhh) The statements set forth under the caption “Critical Accounting Estimates” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Pricing Prospectus and the Prospectus, accurately and fairly describes in all material respects (A) accounting policies that the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and the Controlled Entities on a consolidated basis and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s directors and senior management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies;

(iii) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Pricing Prospectus and the Prospectus accurately and fully describes (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof that the Company believes would materially affect liquidity and are reasonably likely to occur; and (ii) all material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and the Controlled Entities on a consolidated basis. There are no outstanding guarantees or other contingent obligations of the Company or the Controlled Entities that could reasonably be expected to have a Material Adverse Effect. All material governmental tax waivers from national and local governments of the PRC and other local and national PRC tax relief, concession and preferential treatment or obtained by the Company or its Controlled Entities as described in the Registration Statement, the Pricing Prospectus and Prospectus are valid, binding and enforceable;

(jjj) Any third-party statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and such data is consistent with the sources from which they are derived, and the Company has obtained the written consents to the use of such data from such sources to the extent required;

(kkk) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company;

(lll) The Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(mmm) From the time of initial confidential submission of a registration statement relating to the ADSs with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act;

(nnn) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act;

(ooo) The choice of the law of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and will be observed and given effect to by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 18 hereof, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “UA New York Court”). The Company has the power to designate, appoint and authorize, and pursuant to Section 18 hereof, has legally, validly, effectively and irrevocably designated, appointed, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement in any UA New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 hereof. The Company has the power to submit, and, pursuant to Section 7.7 of the Deposit Agreement has legally, validly and effectively submitted, to the personal jurisdiction of the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) (each, a “DA New York Court”). The Company has the power to designate, appoint and authorize, and pursuant to Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to the Deposit Agreement in any DA New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 7.7 of the Deposit Agreement;

(ppp) The Company, any of its Controlled Entities or any of its respective properties, assets or revenues does not have any right of immunity under Cayman Islands, PRC or New York laws, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 hereof;

(qqq) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands, Hong Kong and PRC (as the case may be), provided that (i) with respect to courts of the Cayman Islands, (A) such courts had proper jurisdiction over the parties subject to such judgment, (B) such courts did not contravene the rules of natural justice of the Cayman Islands, (C) such judgment was not obtained by fraud, (D) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (E) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (F) there is due compliance with the correct procedures under the laws of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands, Hong Kong, or PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands, Hong Kong or PRC;

(rrr) A holder of the Ordinary Shares or ADSs and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Ordinary Shares and ADSs and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction; and

(sss) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters in connection with the offering shall be deemed a representation and warranty by the Company (if the certificate purports to be so), as to matters covered thereby, to each Underwriter.

2. Agreements to Sell and Purchase. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$[●] per ADS, the number of Firm ADSs (to be adjusted by you so as to eliminate fractional shares) set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees, to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per ADSs set forth in clause (a) of this Section 2 (provided that the purchase price per Optional ADSs shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs), that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [●] Optional ADSs, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm ADSs, provided that the purchase price per Optional ADS shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs. Any such election to purchase Optional ADSs may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. Payment and Delivery

(a) The ADSs to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least twenty-four hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm ADSs, [9:30] a.m., New York time, on [●], 2024 or such other time and date as the Representatives, the Company may agree upon in writing, and, with respect to the Optional ADSs, [9:30] a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives, the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof will be delivered at the offices of Kirkland & Ellis: 26th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong (the “Closing Location”) all at such Time of Delivery, provided, however, that unless physical delivery is requested by the Representatives, such documents may be delivered electronically. Final drafts of documents shall be delivered for review by [4 p.m.], New York City time, on the New York Business Day next preceding such Time of Delivery. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. Covenants of The Company. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the ADSs, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to [10:00 a.m.], New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act; and if at any time prior to each Time of Delivery (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law;

(d) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Pricing Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule;

(e) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object;

(f) Pursuant to reasonable procedures developed in good faith, to retain copies of each free writing prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act;

(g) If the Pricing Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Pricing Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Pricing Prospectus so that the statements in the Pricing Prospectus as so amended or supplemented will not, in the light of the circumstances when the Pricing Prospectus is delivered to a prospective purchaser, be misleading or so that the Pricing Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Pricing Prospectus, as amended or supplemented, will comply with applicable law;

(h) The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable securities laws, rules and regulations, including, without limitation, Sarbanes-Oxley Act for a period of at least three years from the effective date of the Registration Statement;

(i) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Controlled Entities (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(j) (A) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any Ordinary Shares, ADSs or other securities of the Company that are substantially similar to the ADSs, including but not limited to any options or warrants to purchase Ordinary Shares or ADSs or any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, Ordinary Shares or ADSs or any such substantially similar securities, (ii) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise, or publicly disclose the intention to do any of the foregoing, without, in each case, the prior written consent of the Representatives; the restrictions contained in this paragraph shall not apply to (i) the grant of awards under the share incentive plan as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus (the “Share Incentive Plan”), or the issuance of securities by the Company upon the exercise or settlement, as applicable, of awards granted under the Share Incentive Plan, provided that any awards granted shall not be Ordinary Shares or ADSs, and shall not (1) vest in the case of restricted share awards, or (2) be exercisable or otherwise convertible into or exchangeable for Ordinary Shares or ADSs, during the Lock-Up Period, (ii) any registration statement on Form S-8 to register securities to be issued pursuant to employee share incentive plan as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, or (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that (x) such plan does not provide for the transfer of Ordinary Shares or ADSs during the Lock-up Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Lock-Up Period; (B) If the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters described in Section 8(o) hereof (the “Lock-up Letters”), in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex A hereto through a major news service at least two business days before the effective date of the release or waiver. The Company agrees (i) not to instruct its share registrar to give effect to any share transfers directly or indirectly by any shareholder during the Lock-up Period, other than any transfer as permitted under the Lock-up Letters, and (ii) to enter into the Depositary Consent Letter (as defined below) with the Depositary;

(k) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated Controlled Entities certified by independent public accountants);

(l) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional material information concerning the Company as you may from time to time reasonably request, provided that the Company is not required to furnish such reports, communications (financial or other) or financial statements to the extent they are publicly available on the website of the Company or the Commission;

(m) To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Company or its Controlled Entities and to file such reports with the Commission with respect to the sale of the ADSs and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; the Company will implement and maintain adequate internal control and procedures to monitor the transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the foregoing;

(n) To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s and/ or its affiliates’ participant account in DTC, pursuant to this Agreement, the Deposit Agreement, the Registration Statement, the Pricing Prospectus and the Prospectus at such Time of Delivery;

(o) Not to (and to cause its Controlled Entities not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the ADSs, or any non-compliance with the rules, regulations and requirements of the Commission including those in relation to book building and placing activities;

(p) To promptly report to CSRC as it requires following the closing of the ADS offering under this Agreement;

(q) To procure the Company’s non-external directors, officers, employees, and to use its best efforts to procure its shareholders, external directors, agents, reporting accountants, legal counsels, and all relevant parties engaged by the Company in connection with the listing application (including, without limitation, financial advisers, experts and other third parties) to cooperate fully with the Underwriters to facilitate the performance of their obligations and responsibilities under the CSRC Rules, and to use commercially best efforts to ensure that the Company and the “responsible persons thereof” (meaning the Company’s directors and officers) understand the potential liabilities which they may be subject to in the event that they fail to comply with the applicable rules and regulations;

(r) Where there is any material information that shall be reported to the CSRC pursuant to the applicable laws (including, without limitation, the CSRC Rules), to promptly notify the CSRC or the relevant PRC governmental authority and provide it with such material information in accordance with the applicable laws, and to promptly notify the Underwriters of such material information (including, without limitation, the reporting to the CSRC after the completion of the offering) to the extent permitted by the applicable laws;

(s) Each of the Company and its Controlled Entities that were incorporated outside of the PRC will ensure compliance with and take all reasonable steps to ensure compliance by each of its shareholders, directors, officers, option holders and employees, that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with the PRC Overseas Investment and Listing Regulations, including, without limitation, requesting each shareholder, director, officer, option holder and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;

(t) To use its best efforts to list for trading, subject to official notice of issuance, the ADSs on the Exchange;

(u) To file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Act;

(v) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(w) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(x) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the ADSs within the meaning of the Act and (ii) completion of the Lock-up Period;

(y) To not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes;

(z) To indemnify and hold harmless the Underwriters against any stamp, transaction, issuance, capital, value-added, documentary, transfer tax or other similar taxes (excluding net income, capital gains or franchise taxes on the Underwriter’s fees as a result of any present or former connection with the jurisdiction imposing the tax (other than a connection arising solely as a result of the offering)), including any interest or penalties thereon, on the creation, issue, sale and delivery of the ADSs to and by the Underwriters and the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except for any net income, capital gains or franchise taxes imposed on the Underwriters by a taxing jurisdiction as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made;

(aa) To use its reasonable efforts to rectify or cure any material non-compliance, and maintain continuing compliance with PRC laws and regulations, including PRC laws and regulations relating to, internet information security and privacy protection, intellectual property rights and foreign investment in all material respects; and

(bb)  To keep the Representatives informed of any material change to the information previously given to the CSRC, the Exchange, the Commission or any other relevant governmental authority, and to enable the Representatives to provide (or procuring their provision) to the CSRC, the Exchange, the Commission or any such relevant governmental authority, in a timely manner, such information as the CSRC, the Exchange, the Commission or any such relevant governmental authority may require.

6. Communications.

(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic roadshow;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. Covenants to Pay Costs. The Company covenants and agrees with the several Underwriters that, the Company will pay or cause to be paid the following:

(a) [the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration and delivery of the ADSs and Ordinary Shares represented thereby under the Act and all other fees or expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(b) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters , including any stamp, transfer or other taxes payable thereon;

(c) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, the Deposit Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the ADSs;

(d) all expenses in connection with the qualification of the ADSs for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;

(e) all fees and expenses in connection with the preparation and filing of the Form 8-A Registration Statement relating to the ADSs and the Ordinary Shares of the Company and all fees and expenses in connection with listing the ADSs on the Exchange;

(f) the reasonable filing fees incident to[, and the fees and disbursements of counsel for the Underwriters in connection with,] any required review by the FINRA of the terms of the sale of the ADSs;

(g) the cost of preparing share certificates, if applicable;

(h) the cost and charges of any transfer agent, registrar or depositary;

(i) the costs and expenses of the Company relating to investor presentations on any Testing-the-Waters Communications or any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of roadshow slides and graphics, fees and expenses of any consultants engaged in connection with the roadshow presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company, and any such consultants, the cost of any vehicle or aircraft chartered in connection with the testing-the-waters and the roadshow, and the expenses associated with hosting investor meetings or luncheons; and

(j) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.]

8. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462(b) Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof, the ADS Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) The CSRC shall have concluded the CSRC Filings and published the filing results in respect of the CSRC Filings on its website, and such notice of acceptance and/or filing results published not having otherwise been rejected, withdrawn, revoked or invalidated;

(c) The CAC shall have completed the cybersecurity review with respect to the Company’s proposed overseas listing pursuant to the Revised Cybersecurity Review Measures. The CAC has confirmed that it has no objection to the proposed listing of the ADSs on the Exchange and such review results not having otherwise been objected, rejected, withdrawn, revoked or invalidated;

(d) Kirkland & Ellis International LLP, U.S. counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(e) Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, shall have furnished to you their written opinions and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(f) Skadden, Arps, Slate, Meagher & Flom LLP, Hong Kong counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(g) Han Kun Law Offices, PRC counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(h) Jingtian & Gongcheng, PRC counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(i) Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(j) Emmet, Marvin & Martin, LLP, counsel for the Depository, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(k) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG Huazhen LLP shall have furnished to you a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus; provided that the letter delivered on each Time of Delivery shall use a “cut-off date” not earlier than three business days prior to such Time of Delivery;

(l) Neither the Company nor any of its Controlled Entities shall have sustained since the date of the latest financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus there shall not have been any change in the issued shares or long-term debt of the Company or any of its Controlled Entities or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Controlled Entities, taken as a whole, except as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement and the Deposit Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus;

(m) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York State, Hong Kong or the PRC authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong or the PRC; (iv) the outbreak or escalation of hostilities involving the United States, Hong Kong or the PRC or the declaration by the United States or the PRC of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Hong Kong the PRC or the Cayman Islands or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus; or (vi) any non-compliance of the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the CSRC Filings or any other documents used in connection with the contemplated offering and sale of the ADSs or any aspect of the offering with any applicable Laws (including, without limitation, the Act, the Exchange Act, the rules of the Exchange and any other exchange on which Company securities are traded, and the CSRC Rules);

(n) The ADSs to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(o) The Company shall have obtained and delivered to the Representatives Lock-up Letters from each of the directors (other than the independent director appointees), executive officers and all of the Company’s existing shareholders of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex B hereto in form and substance satisfactory to you;

(p) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(q) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, satisfactory to you, as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to the matters set forth in subsections (a) and (m) of this Section 8 and as to such other matters as the Representatives may reasonably request;

(r) On the date of the Prospectus at a time prior to the execution of this Agreement and at each Time of Delivery, as the case may be, the Chief Financial Officer of the Company shall have furnished to the Representatives an officer’s certificate, dated the date of delivery thereof, in form and substance satisfactory to the Representatives to the effect that certain operating data and financial figures contained in the Registration Statement, the Pricing Prospectus and the Prospectus, have been derived from and verified against the Company’s accounting and business records, and he has no reason to believe that such data is not true and accurate set forth in;

(s) The Company and the Depositary shall have executed and delivered to the Representatives the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on the Time of Delivery. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs representing such Ordinary Shares in accordance with the Deposit Agreement;

(t) The Company shall have entered into a consent letter with the Depositary (the “Depositary Consent Letter”), instructing the Depositary, for a period of 180 days after the date of the Prospectus, not to accept any deposit of any Ordinary Shares in the Company’s ADR facility or issue any new ADRs evidencing the ADSs to any shareholder or any third party, unless the Company has consented to such deposit. The Company covenants that it will not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Consent Letter during the Lock-Up Period without the prior written consent of each of the Representatives;

(u) At each Time of Delivery, the Representatives shall have received a certificate of the Depositary, in form and substance satisfactory to the Representatives, executed by one of its authorized officers with respect to the deposit with it of the ADSs against issuance of the ADSs to be delivered by the Company at such Time of Delivery, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request;

(v) The ADSs shall have been approved to be listed on the Exchange, subject only to official notice of issuance;

(w) No Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement, the Pricing Prospectus or the Prospectus shall have been filed to which the Representatives shall have objected in writing;

(x) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder;

(y) On or prior to the Time of Delivery, the ADSs shall be eligible for clearance and settlement through the facilities of DTC;

(z) The Company shall have paid the required Commission filing fees relating to the ADSs in such amount and within the time frame provided in the Act and the rules and regulations of the Commission

(aa) There shall not have been any adverse legislative or regulatory developments in the PRC, Cayman or the United States following the signing of this Agreement, which in the Representatives’ sole judgment in good faith after consultation with the Company, would make it inadvisable or impractical to proceed with the public offering or the delivery of the ADSs at each Time of Delivery, as the case may be, on the terms and in the manner contemplated in this Agreement. There shall be no action taken and no statute, rule, regulation or order enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of each Time of Delivery, prevent the issuance or sale of the ADSs. There shall be no injunction or order of any federal, state or foreign court issued that would, as of each Time of Delivery, prevent the issuance or sale of the ADSs;

(bb) The Representatives shall have received on and as of each Time of Delivery satisfactory evidence of the good standing of the Company, in writing or any standard form of telecommunication from the appropriate governmental authorities;

(cc) On such Time of Delivery, the Representatives and counsel for the Underwriter shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Pricing Prospectus and the Prospectus, issuance and sale of the Ordinary Shares or ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. The Company shall have furnished to the Representatives with such conformed copies of such further opinions, certificates, letters and documents as the Representatives may reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Second Time of Delivery or otherwise;

(dd) Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Controlled Entities, taken as a whole, from that set forth in the Registration Statement, the Pricing Prospectus and the Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the ADSs on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus; and

9. Indemnity

(a) The Company will indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Act, and such Underwriter’s and affiliates’ respective directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement) or (ii) any of the CSRC Filings relating to or in connection with the offering of the ADSs, or any amendments or supplements thereto, (in each case, whether or not approved by the Underwriters or any of them), containing any untrue, incorrect or inaccurate or alleged untrue, incorrect or inaccurate statement of fact, or omitting or being alleged to have omitted a fact necessary to make any statement therein, not misleading, or not containing, or being alleged not to contain, all information in the context of the offering or otherwise required to be contained therein or being or alleged to be defamatory of any person or any jurisdiction, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred. For the avoidance of doubt, the obligations of the Company under this Section 9 shall be in addition to the obligations assumed by the Company under the indemnification letters and/or letter agreements entered into separately between the Company and the Representatives on [November 28, 2023 and [*] 2024] in connection with the preparation for the offering.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the names and addresses of the Underwriters disclosed in the Prospectus.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action, but, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action, or (iv) the indemnified party shall have reasonably concluded that there may be defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all such indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. Defaulting Underwriters

(a) If any Underwriter shall default in its obligation to purchase the ADSs that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such ADSs, or the Company notifies you that it has so arranged for the purchase of such ADSs, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all of the ADSs to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional ADSs shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the ADSs.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall then be under no liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any ADSs are not delivered by or on behalf of the Company as provided herein, or the Underwriters decline to purchase the ADSs for any reason permitted under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through you for all reasonable out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, confirmed email or facsimile transmission to Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, United States, Attention: ***; China International Capital Corporation Hong Kong Securities Limited, 29th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong, Attention: ***; CLSA Limited is 18/F, One Pacific Place, 88 Queensway, Hong Kong, Attention: ***; and if to the Company shall be delivered or sent by mail, confirmed email or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, confirmed email or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or confirmed email constituting such Questionnaire, which address will be supplied to the Company by you on request.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions under the indemnification letters and/or letter agreements between the Company and Representatives, dated as of November 28, 2023 and [*], 2024 shall remain in full force and effect.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company has appointed Cogency Global Inc., as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company, respectively.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail or other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23. The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

BingEx Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Acting on behalf of itself and as a

Representative of the several Underwriters

named in Schedule I hereto

Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

Accepted as of the date hereof

Acting on behalf of itself and as a

Representative of the several Underwriters

named in Schedule I hereto

China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Acting on behalf of itself and as a

Representative of the several Underwriters

named in Schedule I hereto

CLSA Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Deutsche Bank Securities Inc.
China International Capital Corporation Hong Kong Securities Limited	[●]	[●]
CLSA Limited	[●]	[●]
[●]	[●]	[●]

Total	[●]	[●]

I-1

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[Electronic Roadshow dated [●]]

(b)	Additional documents incorporated by reference

None

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the ADSs is US$[●]

The number of ADSs purchased by the Underwriters is [●].

(d)	Written Testing-the-Waters Communications

None

II-1

SCHEDULE III

Lock-up Parties

All directors (other than independent director appointees) and executive officers of the Company

All shareholders of the Company

III-1

ANNEX A

FORM OF PRESS RELEASE

A-1

ANNEX B

FORM OF LOCK-UP LETTER

B-1

ANNEX C

FORM OF WAIVER OF LOCK-UP